Exhibit 10.4c
Opnext, Inc.
Stock Appreciation Right Agreement
          THIS AGREEMENT (the “Agreement”), dated as of                     , between Opnext, Inc., a Delaware corporation (hereinafter called the “Company”), and                      (hereinafter called the “Participant”):
R E C I T A L S:
          WHEREAS, the Company has adopted the Opnext, Inc. 2001 Long-Term Stock Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
          WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Stock Appreciation Right provided for herein (the “SAR”) to the Participant pursuant to the Plan and the terms set forth herein, and did so grant such SAR on                      (the “Date of Grant”) to the Participant.
          NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
          1. Grant of the SAR. The Company hereby grants to the Participant the SAR and the right to exercise all or a portion of an aggregate of                      SARs, on the terms and conditions hereinafter set forth, subject to adjustment as set forth in the Plan. The exercise price of the SAR shall be $                     per Share (the “Exercise Price”).
          2. Vesting and Exercisability.
          (a) Subject to the Participant’s continued employment with the Company, the SAR would vest with respect to one-fourth of the shares initially covered by the SAR Agreement on each of the first four anniversaries of the Date of Grant. As of the date of this Agreement, one-fourth of the shares initially covered by the SAR are vested.
          (b) Notwithstanding anything herein to the contrary, the SAR or any portion thereof, whether or not vested, may not be exercised prior to an Initial Public Offering. For purposes of this Agreement, “Initial Public Offering” shall mean the closing of the first sale of Shares in an underwritten public offering registered under the Securities Act of 1933, and the rules and regulations promulgated thereunder, as amended.
          (c) If the Participant’s employment with the Company is terminated for any reason, the SAR shall, to the extent not then vested and exercisable, be canceled by the Company without consideration and the SAR or any portion thereof that is both vested and exercisable shall remain exercisable for the period set forth in Section 3(a).

          3. Exercise of SAR.
          (a) Period of Exercise. Following an Initial Public Offering, subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the vested portion of the SAR at any time prior to the earliest to occur of:
     (i) the tenth anniversary of the Date of Grant;
     (ii) one year following the date of the Participant’s termination of employment due to death or “Disability”;
     (iii) three months following the date of the Participant’s termination of employment by the Company without “Cause”; and
     (iv) the date of the Participant’s termination of employment by the Company for “Cause” or by the Participant for any reason.
          For purposes of this agreement:
     “Cause” shall mean “Cause” as defined in any employment agreement then in effect between the Participant and the Company or if not defined therein or, if there shall be no such agreement, (i) Participant’s engagement in misconduct which is materially injurious to the Company or any of its Affiliates, (ii) Participant’s continued failure to substantially perform his duties to the Company or any of its Subsidiaries, (iii) Participant’s repeated dishonesty in the performance of his duties to the Company or any of its Subsidiaries, (iv) Participant’s commission of an act or acts constituting any (x) fraud against, or misappropriation or embezzlement from the Company or any of its Affiliates, (y) crime involving moral turpitude, or (z) offense that could result in a jail sentence of at least 30 days or (v) Participant’s material breach of any confidentiality, non-solicitation, non-competition or inventions covenant entered into between the Participant and the Company or any of its Subsidiaries. The determination of the existence of Cause shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Agreement; and
     “Disability” shall mean “disability” as defined in any employment agreement then in effect between the Participant and the Company or if not defined therein or if there shall be no such agreement, as defined in the Company’s long-term disability plan as in effect from time to time, or if there shall be no plan or if not defined therein, the Participant’s becoming physically or mentally incapacitated and consequent inability for a period of six (6) months in any twelve (12) consecutive month period to perform his duties to the Company.
     (b) Method of Exercise.
     (i) Subject to Section 3(a), the SAR or any portion thereof that is vested and exercisable may be exercised by delivering to the Company at its principal office written notice of intent to so exercise, in accordance with the rules of the Committee. Such notice shall specify the number of Shares subject to the SAR being exercised.

     (ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the SAR shall be exercised in accordance with any registration of the SAR or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.
     (iii) Upon the Company’s determination that the SAR or any portion thereof has been validly exercised, the Company shall issue, in Japanese Yen, an amount equal to (x) the excess of the Fair Market Value on the exercise date of a Share over the Exercise Price per Share times (y) the number of Shares covered by the SAR and exercised by the Participant.
     (iv) In the event of the Participant’s death, the SAR or any portion thereof that is vested and exercisable shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.
          4. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein. The SAR does not create any contractual entitlement to receive future awards or to continued employment. Any benefits pursuant to participation in this award are wholly discretionary, will not be considered a term or condition of the Participant’s employment, are not intended as compensation or bonus, and will therefore not form a part of eligible pay or remuneration for determining pension payments or any other purposes, including without limitation termination indemnities, severance, resignation, redundancy, bonuses, long-term service awards, pension or retirement benefits, or similar payments.
          5. Transferability. The SAR may not be transferred or assigned by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported transfer or assignment shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a transfer or assignment. No such permitted transfer of the SAR to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.
          6. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under this Agreement or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of the

SAR, its exercise, or any payment or transfer under this Agreement or under the Plan and to take such action as may be necessary in the option of the Company to satisfy all obligations for the payment of such taxes.
          7. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of Stockholder Services at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
          8. Choice of Law. The interpretation, performance and enforcement of this agreement shall be governed by the laws of the State of New York without regard to principles of conflicts of law.
          9. Privacy. By entering into this Agreement the Participant agrees and acknowledges that, for purposes of granting the SAR to the Participant, implementing, managing and administrating the Plan and the Agreement, it is necessary for the Company to collect and process some of the Participant’s personal data (electronically or other wise), such as name, home address, telephone number, date of birth, nationality, and job title, such personal data may be collected from the Participant directly or from his or her present employer. During the Participant’s participation in the Plan and the Agreement, the Company will collect and process such additional personal data as is necessary for the Company to continue to manage and administer the Plan and the Agreement. To the extent necessary for the management and administration of the Plan and the Agreement, the Participant acknowledges that his or her personal data will be transferred to affiliated parties of the Company and/or to outside service providers such as brokers (“Data Recipients”) that are located in the Participant’s country and/or abroad, including to the United States. The Participant understands that the Company and the Data Recipients will treat the Participant’s personal data as private and confidential and will not disclose the Participant’s data for purposes other than the management and administration of the Plan and the Agreement, and that the Company will take all reasonable measures to keep the Participant’s personal data private, confidential and accurate. The Participant understands that he or she may object to portions of the processing of the Participant’s personal data; however, the Participant understands that such objection may affect participation in the Plan and the Agreement or result in his/her exclusion from participation in the Plan and the Agreement including, notwithstanding anything in the Plan or Agreement to the contrary, termination of this Agreement.
          10. SAR Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The SAR is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, [subject to the last sentence of Section 9 of this Agreement,] the applicable terms and provisions of the Plan will govern and prevail.

          11. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

OPNEXT, INC.

By:
Title:

PARTICIPANT

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